SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A
                              Amendment No. 1

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported)  May 6, 2002


                              HUB GROUP, INC.
           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
               (State or Other Jurisdiction of Incorporation)


          0-27754                                       36-4007085
  (Commission File Number)                (I.R.S. Employer Identification No.)


           377 E. Butterfield Road, Suite 700, Lombard, IL 60148
        (Address Of Principal Executive Offices, including Zip Code)


                               (630) 271-3600
            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
       (Former Name or Former Address, If Changed Since Last Report)


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Item 4.  Changes In Registrant's Certifying Accountant.

On May 6, 2002, Hub Group, Inc. ("Hub") decided to dismiss its independent auditors, Arthur Andersen LLP ("Arthur Andersen"), and to engage Ernst & Young LLP to serve as its new independent auditors for 2002. The change in auditors will become effective May 13, 2002. This determination was made by Hub's Audit Committee upon the recommendation of Hub's management.

Arthur Andersen's reports on Hub's consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen was unable to review the quarterly financial data from 2001 and 2000 in accordance with standards established by the American Institute of Certified Public Accountants because Hub did not restate its results on a quarterly basis.

During the years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and May 13, 2002, there were no disagreements between Hub and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on such years.

In January 2002, Hub learned that its 65% owned subsidiary, Hub Group Distribution Services ("HGDS"), was having difficulties reconciling its general ledger balances for several accounts, including cash, accounts payable and accounts receivable. HGDS was formed in 1990 to perform certain specialized logistics and distribution functions. Hub currently owns 65% of HGDS, while an unaffiliated third party, the former President of HGDS, owns the remaining 35%. HGDS is located in Arlington Heights, IL, approximately 20 miles from Hub's headquarters in Lombard, IL. Since these business lines are unique to HGDS, HGDS maintained its own office space, information technology systems and accounting software. Unlike Hub's other subsidiaries, which are all wholly-owned and which centralized their accounting function in Lombard in 2001, HGDS maintains its own accounting department. The HGDS accounting department regularly reported its financial results to Hub, who then incorporated these results into its consolidated financial reports.

After a preliminary investigation into the nature of the problem, which included consultation with auditors from Arthur Andersen and attorneys at Mayer, Brown, Rowe & Maw, Hub retained a team of outside accounting professionals, working under the direction of Hub's Chief Financial Officer, to assist it in reconciling the HGDS accounts and reconstructing the HGDS balance sheet. Based on the work this team performed, Hub determined that HGDS' December 31, 2001 balance sheet was incorrect, resulting in HGDS' net income being overstated. After completely recreating HGDS' 1999, 2000 and 2001 year-end balance sheets, Hub determined that Hub's 1999 financial results were overstated by $1.4 million and its 2000 financial results were overstated by $1.9 million on an after-tax, post-minority interest basis, which Hub reflected by restating the financial results for those years. Additional adjustments were necessary to properly reflect the results of 2001, but since Hub had not yet finalized its results for 2001, Hub did not need to restate its 2001 results. Due to time constraints and cost, Hub did not restate its results on a quarterly basis, therefore the adjustments to properly reflect Hub's results were made in the fourth quarter of each of 1999, 2000 and 2001.

In the early stages of the investigation, Arthur Andersen notified Hub's Audit Committee that there was a material weakness with the internal controls at HGDS. Arthur Andersen also advised Hub that previously issued financial results for the years 1999, 2000 and 2001 and previously issued audit reports for 1999 and 2000 should not be relied upon. Following Hub's restatement of its financial statements for those years, the financial statements were audited by Arthur Andersen. At the conclusion of its audit, Arthur Andersen issued unqualified opinions on Hub's restated financial results for the years 1999, 2000, and 2001. Arthur Andersen was unable to review the quarterly financial data from 2001 and 2000 in accordance with standards established by the American Institute of Certified Public Accountants because Hub did not restate its results on a quarterly basis. Hub announced the restated results for 1999 and 2000 and its results for 2001 in a press release on March 19, 2002.

In addition to the work resulting in the restatement of its 1999 and 2000 financial statements, Hub, with the assistance of outside counsel, conducted an investigation into the cause of the accounting problems at HGDS. Hub has concluded that the accounting problems at HGDS resulted from several factors, including (1) systems problems associated with HGDS' implementation of multiple financial accounting and operating systems; (2) the rapid growth of HGDS' business beginning in late 1998; (3) weaknesses in internal controls at HGDS; and (4) inadequate oversight by the HGDS management.

Hub has already taken numerous steps to address these problems and is reviewing other possible measures intended to ensure that similar accounting problems will not arise in the future.

There were no other reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Hub has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen's letter, dated June 11, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through May 13, 2002, neither Hub nor anyone acting on its behalf consulted Ernst and Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Hub's consolidated financials statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.



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

Item 7.  Financial Statements and Exhibits

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      A list of exhibits filed herewith is contained on the
                  Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HUB GROUP, INC.

Dated:  June 11, 2002                     /s/ JAY E.  PARKER
                                          ------------------------------------
                                          By: Jay E.  Parker
                                          Its: Vice President - Finance,
                                                Chief Financial Officer and
                                                Treasurer


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                               EXHIBIT INDEX

Exhibit No.        Description
  16.1             Letter from Arthur Andersen LLP regarding change
                   in certifying accountant